VPR Brands L.P. (OTC: VPRB) Announces Acquisition of the Wholesale Business Assets of Vapor Corp (OTC: VPCO)

MIAMI, Aug. 03, 2016 (GLOBE NEWSWIRE) -- VPR Brands L.P., (OTC: VPRB) (“VPR Brands” or the “Company”) is pleased to announce that it has acquired the wholesale business assets of Vapor Corp (OTC: VPCO), effective as of July 29, 2016. VPR Brands will be consolidating its operations and moving into the office and warehouse facility that houses the wholesale division and will be hiring all of the 13 employees of Vapor Corp responsible for sales and logistics. The acquired business includes the brand trademarks and websites, inventory and wholesale customer accounts. The brands include Honey Stick (more information available at vapehoneystick.com) a premium open tank mod specifically designed and intended to be used for essential oils and which is becoming popular in medical and recreational marijuana legal states; Vaporin brand (vaporin.com) which is a high quality entry level range of product sold nationwide in smoke shops, convenience stores and gas stations; VaporX brand (iVaporX.com) a premium mod and open tank system program for the experienced Vape customer all for under $100 and available at retail in custom display; and Hooka Stix brand Hooka flavor inspired “cigalikes” (which are electronic cigarettes designed to look as much as a tobacco cigarette as possible). All of these operations will be added to VPR Brands’ portfolio of brands along with our newly launched and already international Helium brand eliquid (vapehelium.com) the very first eliquid to be sold chilled to stay fresh in its own unique custom counter top chiller display.

This acquisition comes at a pivotal time with new deeming regulations which begin to take affect just this week. For example, August 8, 2016 is a critical date where the FDA has cut off any new product from being introduced at retail in the US without first seeking pre-market approval. Any product being sold prior to August 8, 2016 however can remain on the market while seeking approval, through 2018 and into 2019. VPR Brands will now be able to continue selling these products while navigating through the regulatory process. With no new product being allowed to come to market VPR Brands is in a unique position to capitalize on the all of the existing products previously sold prior to August 8, 2016.

“This opportunity couldn’t have come at a better time,” said Kevin Frija, the CEO of VPR Brands. “I was actually responsible for launching some of these brands while I was CEO of Vapor Corp and I am excited to be able to start selling them once again. I have always been a sales-driven CEO and look forward to being able to reinvigorate these great products and brands under the new VPR Brands umbrella. We will immediately begin a nationwide marketing push so that all of our existing customers realize our presence and are familiar with our portfolio of brands available to them going forward during the regulatory process and beyond.”

About VPR Brands L.P.

VPR Brands is a technology holding company, whose assets include issued U.S. and Chinese patents for atomization related products including technology for medical marijuana vaporizers and electronic cigarette products and components. The Company is also engaged in product development for the vapor or vaping market, including e-liquids. Electronic cigarettes (also known as ecigs or e-cigs) are electronic devices which deliver nicotine through atomization, or vaping of e-liquids and without smoke and other chemicals constituents typically found in traditional tobacco burning cigarette products.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. This press release contains information relating to the Company that is based on the beliefs of the Company or its management, as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words “anticipate,” “estimate,” “expect,” “intend,” “plans,” “projects,” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of these uncertainties. The forward-looking statements in this release are made as of the date hereof and VPR Brands L.P. undertakes no obligation to update such statements.

For further information regarding VPR Brands:

VPR Brands 305.830.2900

E-mail:info@vprbrands.com

Website: www.vprbrands.com